Exhibit 10.21

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Agreement No.: ECARX-TRZ-20220630-0134

Version in December 2021

Working Capital Loan Contract

(Model Form)

No.: Xing Yin E Liu Dai Zi 2206 No. Z005

Lender: Wuhan Branch of Industrial Bank Co., Ltd.

Domicile: No. 108 Zhongbei Road, Shuiguohu Sub-district, Wuchang District, Wuhan City

Legal representative/Person in charge: Liu Bingwen

Borrower: ECARX (Hubei) Tech Co., Ltd.

Domicile: Bldg C4, Huazhong Zhongjiaocheng (China Communications City), No. 107 Taizihu North Road, Hanyang District, Wuhan City, Hubei Province

Legal representative/Person in charge: Shen Ziyu

The Contract is entered into in: Wuchang District/County, Wuhan City

Important Notes

In order to safeguard your interests, please carefully read, check and confirm the following matters before signing this Contract:

I.	You and your company have the right to sign this Contract. If others’ approval is required according to laws, you and your company have obtained full authorization. If it involves the handling of others’ personal information, you and your company have obtained the others’ written approval on agreeing the Industrial Bank to handle their personal information;

II.	You and your company have carefully read and fully understood the terms of the contract and paid special attention to the undertaking of relevant responsibilities, the waiver or relief of the responsibilities of the Industrial Bank, the handling of personal information and other contents with significant stakes in you and your company as well as the bold contents;

III.	You and your company have fully understood the meanings of the terms of the contract and the corresponding legal consequences and are willing to accept the provisions of such terms;

IV.	You and your company have paid special attention to the terms on the use of the credit funds for the uses provided in the contract and no misappropriation of the credit funds (including but not limited to the purchase or investment in real estate and other activities with the credit funds) by you and your company as well as the requirement on issuing the letter of undertaking on the use of the funds to the Industrial Bank. You and your company have fully acknowledged and understood the consequences that the Industrial Bank will recover the borrowing in advance, terminate the advancing of unissued borrowing/financing hereunder, terminate the payment of unpaid borrowing/financing hereunder, reduce or terminate credit granting and adopt other measures on the misappropriation of the credit funds and investigate the legal responsibilities of you and your company;

V.	The signing of this Contract by you and relevant individuals means that you approve and authorize the Industrial Bank to handle your and relevant individuals’ personal information and safeguard them for the period prescribed by the Industrial Bank. You and relevant individuals have the right to know, decide, revoke the approval, restrict the handling of personal information or refuse the handling by third parties. The Industrial Bank has provided services on the knowledge and decision about the handling of personal information through diversified means (including but not limited to on-site notification). If you and relevant individuals propose to revoke, restrict or refuse the authorization on the Industrial Bank to handle personal information, it may be handled in accordance with the provisions herein or the management procedures of the Industrial Bank;

VI.	The contract text provided by the Industrial Bank is only a sample text with blank lines after relevant terms of the contract. “Supplementary Clauses” are included in the end of the contract for modifications, additions or deletions of the contract by all parties; and

VII.	If you and your company have other questions about this Contract or you and your company find any illegal or illicit charging items under the contract and businesses hereunder, please call the Industrial Bank or make complaints to or consult the business outlets of the Industrial Bank directly. Telephone: 95561 .

Upon the application of the Borrower, the Lender agreed to grant a working capital loan to the Borrower after audit. In order to specify the rights and obligations of both parties and abide by credit, this Contract is entered into by both parties in accordance with relevant laws and regulations of the People’s Republic of China after equal negotiations and shall be jointly abided by.

The Lender and the Borrower confirm that the borrowing hereunder falls into case (ii) as follows:

(i)	This Contract is a sub-contract of the Contract on the Line of Credit of / entered into between the Lender and the Borrower on / (namely, the general contract) and the amount of the borrowing is included into the line of credit under the Contract on the Line of Credit. The amount of borrowings in foreign currencies is converted into RMB at the central parity published by the Lender on the execution date of this Contract and included into the line of credit.

(ii)	This Contract is an independent legal text entered into between the Lender and the Borrower.

Clause I Definitions and Interpretations

Unless otherwise provided in written by both parties hereto, the following expressions in this Contract shall be defined and interpreted as follows:

I.	“Working capital loan” refers to borrowing in domestic and foreign currencies applied by the Borrower to the Lender to be used in the routine production and operation turnover of the Borrower.

II.	“Creditor’s right” or the principal creditor’s right refers to the creditor’s right arising from the financing provided to the Borrower in accordance with this Contract after the Borrower (the debtor) made an application to the Lender (the creditor) and the Lender approved after audit (including the principal, the interest, the penalty interest, the compound interest, liquidated damages, damage awards and fees on the realization of the creditor’s right by the creditor). The creditor’s right against the Borrower owned by the Lender hereunder shall be consistent with the debts of the Borrower to the Lender hereunder.

“Fees on the realization of the creditor’s right by the creditor” refer to the lawsuit (arbitration) fees, the lawyer’s fees, the travelling fees, the enforcement fees, the maintenance fees and other fees on the realization of the creditor’s right through lawsuit, arbitration, application for the issuance of the enforcement certificate by notary authorities and other means adopted by the Lender.

III.	The terms used after Clause V hereof shall be defined and interpreted as follows:

“Fixed interest rate” refers to the interest rate remaining unchanged during the term of borrowing. For example, for borrowings advanced in installments, the interest rate shall remain unchanged from each actual advancing date of the borrowing to the maturity date of the borrowing under this Contract.

“Floating interest rate” refers to the interest rate floating based on the cycle and range as agreed by the Borrower and the Lender.

“Floating cycle” refers to the change frequency of the interest rate of the borrowing as agreed by the Borrower and the Lender. During a floating cycle, the interest rate of the borrowing shall be calculated and determined based on the pricing method as provided in the contract at the pricing benchmark interest rate and the interest rate of the borrowing shall remain unchanged during the floating cycle. Upon the expiry of a floating cycle and the beginning of the next floating cycle, the interest rate of the borrowing shall be calculated and determined based on the pricing method as provided in the contract at the pricing benchmark interest rate of the new floating cycle and the interest rate of the borrowing shall remain unchanged during the floating cycle.

“Pricing benchmark interest rate” refers to the standard interest rate used in determining the interest rate of the borrowing hereunder, including but not limited to the quoted interest rates published by China or relevant countries, regions and markets, such as LPR, SHIBOR, SOFR, term SOFR interest rate, €STR, SONIA, TSRR, TONA, SARON, HIBOR, SIBOR and the benchmark interest rate on RMB deposits announced by the central bank.

“LPR” refers to the loan prime rate calculated and published by the National Interbank Funding Center upon the authorization of the People’s Bank of China. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the LPR on Day T-1, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-1” means the working day before the corresponding day.

“SHIBOR” means the nk’’ | Shanghai nk’’ | the interbank lending nk’’ | the interest rate published by the National Interbank Funding Center and applicable on the corresponding day.

“SOFR” refers to the secured overnight financing rate for US dollars. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the SOFR on Day T-5, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-5” means five working days before the corresponding day.

“Term SOFR interest rate” refers to the forward-looking secured financing interest rate for US dollars published by the Chicago Mercantile Exchange. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the term SOFR interest rate on Day T-2, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-2” means two working days before the corresponding day.

“€STR” refers to the euro short-term rate for euros. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the €STR on Day T-5, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-5” means five working days before the corresponding day.

“SONIA” refers to the Sterling Overnight Index Average for pounds. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the SONIA on Day T-5, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-5” means five working days before the corresponding day.

“TSRR” refers to the term interest rate of the Sterling Overnight Index Average for pounds. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the term TSRR interest rate on Day T-2, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-2” means two working days before the corresponding day.

“TONA” refers to the Tokyo Overnight Average Rate for Japanese yen. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the TONA on Day T-5, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-5” means five working days before the corresponding day.

“SARON” refers to the Swiss Average Rate Overnight for Swiss franc. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the SARON on Day T-5, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-5” means five working days before the corresponding day.

“HIBOR” refers to the Hong Kong Interbank Offered Rate for Hong Kong dollars. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the HIBOR on Day T-2, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-2” means two working days before the corresponding day.

“SIBOR” refers to the Singapore Interbank Offered Rate for Singapore dollars only. Based on the practice of the banking industry, both parties unanimously agreed that the pricing benchmark interest rate hereunder is determined as the SIBOR on Day T-2, among which, “T” means the corresponding day when the interest rate of the borrowing is determined and “T-2” means two working days before the corresponding day.

“Benchmark interest rate on RMB deposits announced by the central bank” refers to the applicable benchmark interest rate on RMB deposits announced by the People’s Bank of China on the corresponding day.

Among them, the currency and specific amount of the “LPR”, “SHIBOR”, “SOFR”, “term SOFR interest rate”, “€STR”, “SONIA”, “TSRR”, “TONA”, “SARON”, “HIBOR”, “SIBOR” and the “benchmark interest rate on RMB deposits announced by the central bank” determined based on the applicable pricing benchmark interest rate hereunder shall be subject to the inquiry results through the core system of the Industrial Bank. The date on which the interest rate of the borrowing is determined may be the date on which the loan is actually advanced, the contract is signed or the re-pricing date.

“Interest rate of the borrowing” refers to the enforcement interest rate hereunder based on the pricing benchmark interest rate determined on the date on which the interest rate of the borrowing is determined after adding or deducting floating points following the pricing formula for the interest rate of the borrowing hereunder through the negotiations between both parties.

IV.	“Significant transactions” provided in Clause XIII hereof refers to (including but not limited to): any transactions certain or potentially to significantly affect the basic corporate structure, the changes of shareholders, contingent liabilities, cash flows, profitability, core business secrets, core competitiveness, significant assets, significant creditor’s right and debts, solvency and the capability to fulfill this Contract by the Borrower or other transactions deemed to constitute significant transactions by the Lender and/or the Borrower.

V.	“Significant events” provided in Clause XIII hereof refers to (including but not limited to): any events certain or potentially to significantly affect the capability of the Borrower’s senior management to perform their duties, the employment and dismissal of core business staff, core business secrets, core competitiveness, the basic corporate structure, the changes of shareholders, contingent liabilities, the existence, the legality of businesses, the stability, development, profitability and solvency and the capability to fulfill this Contract by the Borrower and other events deemed to constitute significant events by the Lender and/or the Borrower.

VI.	“Working day” herein refers to the working days except statutory holidays and weekends in China (excluding Hong Kong, Macau and Taiwan). “Business day” herein refers to the business day of the bank of the Lender. If a withdrawal or repayment day during the performance of the contract is not a business day, it shall be postponed to the next business day.

Clause II Amount of the Borrowing

The Lender agrees to lend a borrowing of (in words) RMB (currency) four hundred and eighty million only to the Borrower.

Clause III Use of the Borrowing

The borrowing hereunder shall be used in the routine production and operation turnover. The Borrower shall not misappropriate the borrowing for other uses without the written approval of the Lender.

Clause IV Term of the Borrowing

I.	The term of the borrowing shall be 12 months from June 29, 2022 to June 28, 2023.

II.	In case of borrowings advanced in one slump, the advancing date shall be subject to the actual advancing date on the certificate or the receipt of the borrowing. If the actual advancing date is later than the advancing date of borrowing set out in the above sub-clause, the maturity date of the borrowing shall be postponed correspondingly.

III.	The plans for the use of the borrowing in installments are as follows:

RMB       /       on       /      ; RMB       /       on       /      ;

RMB       /       on       /      ; RMB       /       on       /      ;

RMB       /       on       /      ; RMB       /       on       /      ;

RMB       /       on       /      ; RMB       /       on       /      ;

RMB       /       on       /      ; RMB       /       on       /      ;

The Borrower shall apply to the Lender to handle procedures for the withdrawal of the borrowing three working days before each withdrawal day or other time requested by the Lender in written.

If the Borrower fails to withdraw the borrowing based on the term and amount in installments as provided above, the Lender shall have the right to require the Borrowing to pay . % of amount of the borrowing to be withdrawn in the tranche as liquidated damages. If the Borrower is a micro and small enterprise under national systems and policies, such liquidated damages shall not be collected.

IV.	The Lender shall advance the borrowing based on the provisions of Clause VII hereof when the conditions precedent for withdrawal as provided in Clause VI hereof are satisfied.

V.	The Lender shall have the right to appropriately adjust the plan on the use of the borrowing in installments based on whether it has met the provisions of relevant laws, regulations and policies as well as the conditions precedent for withdrawal and the conditions for the payment of the borrowing as provided herein, the signing of the corresponding guarantee contract for this Contract, the time for handling guarantee procedures as well as other factors deemed necessary by the Lender.

VI.	For the use of the borrowing in installments, each advancing date shall be subject to the actual advancing date set out in the certificate or the receipt of the borrowing. It adopts the same maturity date, namely that for the advancing of each installment of the borrowing, the maturity date determined in the certificate or the receipt of the first installment shall be the same maturity date.

VII.	If the Lender recovers the borrowing in advance based on the circumstances as provided herein, it shall be deemed that the maturity date of the borrowing is ahead of schedule correspondingly.

Clause V Interest Rate of the Borrowing and Calculation and Collection of Interest

I.	Interest rate of the borrowing (the annualized interest rate calculated under the simple interest method, similarly hereinafter)

(I)	The pricing benchmark interest rate shall be subject to the provisions of item (i) as follows:

(i)	one-year LPR.

(ii)	/ SHIBOR.

(iii)	SOFR.

(iv)	/ term SOFR interest rate.

(v)	€STR.

(vi)	SONIA.

(vii)	/ TSRR.

(viii)	TONA.

(ix)	SARON.

(x)	/ HIBOR.

(xi)	/ SIBOR.

(xii)	/ benchmark interest rate on RMB deposits announced by the central bank.

Among them, the RMB loans with fixed interest rate shall adopt the LPR as the pricing benchmark interest rate. The pricing benchmark interest rate shall be used within the range of currencies as restricted on the pricing benchmark interest rate in Clause I “Definitions and Interpretations”.

(II)	The pricing formula of the interest rate of the borrowing: Interest rate of the borrowing = Pricing benchmark interest rate + 0.3% or - /%.

(III)	The interest rate of the borrowing shall be subject to the provision of case (i) as follows:

(i)	Fixed interest rate. The interest rate shall be determined in the manner set out in A as follows:

A.	The interest rate of the borrowing is determined based on the pricing benchmark interest rate on the actual advancing date and the pricing formula. The interest rate shall remain unchanged from the actual advancing date of each installment to the maturity date of the borrowing hereunder.

B.	The interest rate of the borrowing is fixed at an annualized interest rate of / % based on the pricing benchmark interest rate on the signing date of the contract and the pricing formula. In case of adjustments to the pricing benchmark interest rate on the actual advancing date, it shall correspondingly adjust the value to be added or deducted in the pricing formula. The abovementioned annualized interest rate as provided herein shall remain unchanged.

(ii)	Floating interest rate. The interest rate of the borrowing is determined based on the pricing benchmark interest rate on the actual advancing date and the re-pricing date and the pricing formula and the interest shall be calculated in different stages. The re-pricing date shall be subject to the manner set out in / as follows:

A.	The floating cycle is / (month / quarter / half year / year). The corresponding day upon the expiry of each cycle from the actual advancing date of the borrowing shall be the re-pricing date under the contract. If there is no corresponding day in the month, the last day of the month shall be the corresponding day.

B.	For those with SOFR, €STR, SONIA, TONA and SARON as the pricing benchmark interest rate, each day for interest calculation within the interest period (namely each natural day during the term of the loan) shall be the re-pricing date under the contract.

(iii)	Other manners for the calculation of the interest rate: / .

(IV)	For the corresponding pricing benchmark interest rate of the borrowing under this Contract, the actual advancing date of each installment (or the re-pricing date, if any) shall be the date for determining the pricing benchmark interest rate. During the term of the borrowing and unless otherwise provided in the contract, the Borrower will not be notified of the adjustment to the interest rate of the borrowing in accordance with the provisions of the contract.

(V)	For the borrowing advanced under this Contract and in case of the cancellation of the pricing benchmark interest rate hereunder in China or relevant countries/regions, or the market no longer publishes the pricing benchmark interest rate or upon the requirements of regulatory authorities, the Lender shall have the right to re-determine the interest rate of the borrowing and notify the Borrower in accordance with the interest rate policy of China or relevant countries/regions for the same period in the principle of fairness and honesty with reference to the practice of the industry, the interest rate and other factors. Where the Borrower has objections, it shall negotiate with the Lender. Where it fails to negotiate within five working days after the Lender issues the notice, the Lender shall have the right to recover the borrowing in advance and the Borrower shall immediately pay off the principal and interest of the remaining borrowing. Where the Lender requires or national and regulatory policies require the Borrower to enter into supplementary agreements on relevant maters, the Borrower shall cooperate.

II.	Repayment of the interest of the borrowing

(I)	Calculation of the interest of the borrowing. The interest of the principal of borrowings in domestic and foreign currencies shall be calculated from the date on which they are transferred to account of the Borrower according to the provisions herein. Daily accrued interest of the borrowing = Balance of the borrowing of the day * Daily interest rate. The conversion of the daily interest rate and the annual interest rate shall be subject to the requirements of the People’s Bank of China and international practice.

(II)	The repayment of the interest of the borrowing shall be subject to the provisions set out in item (i) as follows:

(i)	It is agreed that the 21st day of the last month of each quarter (month / last month of each quarter / last month of each half year / last month of each year) shall be the interest payment day in this Contract. The Borrower shall pay the interest of the borrowing for the installment to the Lender on the interest payment day and pay off the principal and interest of the remaining borrowing when the borrowing becomes due.

(ii)	The corresponding day upon the expiry of each / (month / quarter / half year / year) (if there is no corresponding day in the corresponding month, the last day of the month shall be the corresponding day) shall be the interest payment day of each installment. The Borrower shall pay the interest of the borrowing for the installment to the Lender on the interest payment day and pay off the principal and interest of the remaining borrowing when the borrowing becomes due.

(iii)	The first interest payment day shall be / and the corresponding day upon the expiry of each / (month / quarter / half year / year) (if there is no corresponding day in the corresponding month, the last day of the month shall be the corresponding day) shall be the interest payment day of each installment. The Borrower shall pay the interest of the borrowing for the installment to the Lender on the interest payment day and pay off the principal and interest of the remaining borrowing when the borrowing becomes due.

(iv)	Other repayment manners: / .

III.	Penalty interest and compound interest

(I)	If the Borrower fails to use the borrowing for the uses provided herein, the Lender shall have the right to calculate and collect penalty interest on the borrowing misappropriated and the rate of the penalty interest shall be the interest rate of the borrowing floating upwards by 100%. If the Borrower fails to make repayment as scheduled and fails to reach an agreement with the Lender on the renewal of the borrowing, the borrowing is overdue and the Lender shall have the right to calculate and collect penalty interest on overdue borrowings from the overdue date and the rate of the penalty interest shall be the interest rate of the borrowing floating upwards by 50%. For the interest not paid on time (including the interest before and after the borrowing becomes due, the penalty interest on misappropriation and the overdue penalty interest), the Lender shall have the right to calculate and collect the compound interest at the rate on overdue penalty interest as provided herein. Where one borrowing is overdue and was not used for the use as provided, the rate of the penalty interest shall be calculated at the higher rate.

(II)	Where the interest rate of the borrowing is fixed, the rate of the penalty interest shall also be fixed. Where the interest rate of the borrowing is floating, the rate of the penalty interest shall also be floating and the floating cycle shall be consistent with that of the interest rate of the borrowing.

(III)	The calculation and collection of the penalty interest and the compound interest shall be subject to the repayment of the interest of the borrowing as provided herein.

Clause VI Conditions Precedent for Withdrawal

I.	The Borrower may apply to the Lender for the advancing of the borrowing hereunder after meeting the following conditions precedent for withdrawal required by the Lender:

(I)	The Borrower has delivered the following documents to the Lender and there are no changes in the circumstances set out in the documents and they are still effective or the Borrower has made interpretations and explanations to the satisfaction of the Lender on the changes:

1.	The application for borrowing with its main contents including but not limited to: the name of the project with the borrowing, the amount, uses, the term, the repayment plan and the source of funds for repayment;

2.	The legal and effective business license of the Borrower, the articles of association, the loan card and password/credit code, the list and signature sample of the legal representative and members of the board of directors and major persons in charge and the chief financial officer registered and filed with industrial and commercial administration authorities, the valid identification certificate of the legal representative or its authorized representative, the written document which the legal representative or its authorized representative and relevant natural persons approve the Lender to collect and handle their personal information and other corporate documents deemed necessary by the Lender;

3.	Truthful, legal and effective resolutions of the board of directors or the general meeting convened in accordance with statutory procedures and approved through voting by the required number of directors or shareholders on approving the application to the Lender for the borrowing hereunder and accepting various conditions on the borrowing set out by the Lender or other documents deemed necessary by the Lender;

4.	The annual reports for the recent three years (with the audit reports and notes) recognized by the Lender, the financial statements for the latest period and the same period of the previous year; and for borrowers established in recent three years, the statements since their establishment shall be submitted;

5.	Information of affiliated enterprises;

6.	Where it applies for temporary working capital loan, it shall provide the procurement contract, the order contract, the certificate of indebtedness and other relevant contracts, certificates or materials;

7.	Where it proposes to adopt guarantees with mortgage/pledge, it shall provide the ownership certificate and the appraised value report of the collateral/pledge and has properly handled procedures on the registration of mortgage/pledge required to be handled in accordance with relevant laws and regulations and the original texts of relevant ownership certificates and registration certificate documents have been submitted to the Lender for safeguarding based on its requirements. Where it proposes to adopt guarantees from third parties, it shall provide relevant guarantee materials with reference to the requirements of items 2 to 4 and such guarantee contracts shall have come into effect. The above guarantees shall continue to be effective;

8.	If the Lender requires to purchase insurance for the collateral/pledge, it shall have properly handled the insurance procedures with the Lender as the first beneficiary and the original text of the policy has been submitted to the Lender for safeguarding. The insurance shall continue to be effective. Where the Borrower provides mortgage/pledge, it shall transfer the claim right for the insurance benefit arising from the occurrence of insurance incidents to the Lender;

9.	Enterprises in special industries shall provide the license for production and operation in special industries or the corporate qualification grade certificate issued by competent authorities;

10.	Where either party hereto requires handling notarization and other procedures, it shall have properly handled relevant notarization procedures;

11.	The Borrower has opened an account with the Lender based on the requirements of the Lender and is willing to accept the monitoring on credit, payment and settlement by the Lender;

12.	When the Borrower applies for loans for foreign exchange projects, it shall provide effective certificate on the use of foreign exchange loans and the approval of relevant authorities and it shall also meet relevant policies on foreign exchange administration;

13.	The value-added tax, business tax and income tax returns to be provided as required by the Lender;

14.	The Borrower has issued the letter of undertaking on the use of credit funds based on the requirements of the Lender;

15.	The Borrower and relevant natural persons have issued the written documents approving the Lender to handle their personal information based on the requirements of the Lender; and

16.	Other documents, statements, certificates and other materials to be provided as required by the Lender.

(II)	The Borrower was established in accordance with laws. It conducts production and operation in accordance with laws and regulations with the operation capability on a going concern and legal source of funds for repayment;

(III)	The uses of the borrowing are clear and in compliance with laws and regulations;

(IV)	The statements and undertakings made by the Borrower in Clause XI hereof are continuously truthful and effective; and there are no default or potential default events on or before the date on which it applies for the advancing of the borrowing;

(V)	The Borrower has properly filled in relevant receipt or certificate of the borrowing related to the advancing of the borrowing. The receipt or certificate of the borrowing shall be integral parts of this Contract and shall have equal legal effects with this Contract. In case of inconsistencies between the amount, term and interest rate of the borrowing hereunder and the records of the receipt or certificate of the borrowing, the latter shall prevail;

(VI)	The Borrower shall have a good credit standing without significant adverse records. Where the Borrower is a newly-established corporation, its controlling shareholders shall have a good credit standing (the Borrower shall provide the written document which the natural person controlling shareholders approve the Lender to collect and handle their personal information) without significant adverse records; and

(VII)	Other conditions precedent for withdrawal required by the Lender.

II.	The fulfilling of obligations hereunder by the Lender is conditional upon the conditions precedent for withdrawal as provided in this clause being satisfied. The Lender shall have the right to unilaterally decide to reduce or waive certain conditions precedent for withdrawal and the Borrower or the Guarantor shall not defend against the Lender for the reason of such conditions.

III.	The Lender shall have the right to appropriately adjust the advancing of the borrowing based on whether the financing project meets the provisions of relevant laws, regulations and policies and the conditions precedent for withdrawal required by the Lender, the signing of the corresponding guarantee contract of this Contract, the time for handling guarantee procedures and other factors.

IV.	The Borrower hereby agrees that: if any withdrawal by the Borrower fails to meet the conditions precedent for withdrawal or the conditions for the payment of the borrowing as provided herein after the signing of this Contract, the Lender shall have the right to terminate the advancing of the borrowing and the payment of the borrowing or rescind this Borrowing Contract and the responsibilities or losses arising therefrom shall be assumed by the Borrower on its own. The Lender shall notify the Borrower of the rescission of the contract and the period for the Borrower to raise objections is five working days from the date on which the notice of the rescission is delivered to the Borrower in the manner provided herein. If the Borrower raises no objections, this Contract shall be rescinded automatically upon the expiry of the period for raising objections. Where the Borrower raises objections but both parties fail to solve through negotiations within five working days after the expiry of the period for raising objections, the Lender shall have the right to recover the borrowing in advance based on the provisions of this Contract.

V.	The Lender shall advance the borrowing based on the provisions of Clause VII hereof when the Borrower meets the conditions precedent for withdrawal as provided herein after the audit of the Lender.

Clause VII Account Monitoring and Payment of Borrowing

I.	Account monitoring

According to relevant national laws and regulations and the requirements of regulatory systems, the Borrower undertakes that it has satisfied the conditions precedent for withdrawal provided herein before applying for the advancing of the borrowing and accepts the Lender’s monitoring on the use of the borrowing as provided. The Lender shall have the right to monitor the basic deposit account, the general deposit account and the special deposit account opened by the Borrower and conducts monitoring and control on the advancing, payment and repayment of the borrowing in the manner provided herein.

The Borrower designates the following account as the special account for the recovery of funds and provides flows of capitals in the account in a timely manner:

Account name: ECARX (Hubei) Tech Co., Ltd. Account No.: [****]

Opening bank: Wuhan Hanyang Sub-branch of Industrial Bank Co., Ltd.

The Lender may negotiate with the Borrower on entering into the account management agreement to explicitly specify the management on the flows of capitals recovered in the designated account based on the credit and financing conditions of the Borrower. The Lender shall have the right to recover the loan in advance based on the recovery of funds by the Borrower.

II.	Payment of the borrowing

(I)	The Lender shall have the right to adopt the entrusted payment by the Lender or the independent payment by the Borrower to conduct the management and control on the payment of the borrowing.

1.	The “entrusted payment” by the Lender refers to that the Borrower authorizes the Lender to pay the borrowing to the counterparty of the Borrower meeting the uses as provided herein.

Where it adopts the entrusted payment by the Lender, the Borrower shall provide relevant transaction materials meeting the uses as provided herein before the advancing of the borrowing and the borrowing shall be paid to the counterparty of the Borrower through the account of the Borrower in a timely manner after the audit and approval of the Lender.

Where it adopts the entrusted payment by the Lender and if the borrowing is returned as a result of the revoking, rescission or invalidity of basic transaction contracts or other reasons after the borrowing is paid to the counterparty of the Borrower, the Lender shall have the right to recover the loan in advance in accordance with the provisions of Clause XII hereof for such borrowing returned.

2.	The “independent payment” by the Borrower refers to that the Borrower independently pays the borrowing to the counterparty of the Borrower meeting the uses as provided herein after the Lender advances the borrowing to the account of the Borrower.

Where it adopts the independent payment by the Borrower, the Borrower shall regularly report the payment of the borrowing to the Lender. The Lender shall have the right to check if the payment of the borrowing meets the uses provided through account analysis, the examination of certificates, on-site investigations and other manners.

(II)	Entrusted payment

Where the payment of the borrowing is involved in one of the following circumstances, it shall adopt the entrusted payment by the Lender:

1.	The Borrower and the Lender newly established the credit business relationship and the grade of the Borrower in the internal grading of the Lender is below B3 (inclusive). The “newly-established credit business relationship” refers to the credit business relationship initially established between the Lender and the Borrower or no credit business relationship within 2 years;

2.	The working capital loan for swap;

3.	The payment target is clear or the amount of an individual payment is over RMB10 million (inclusive) (for borrowings in foreign currencies, they are converted at the central parity published by the Lender on the payment day); and

4.	Others: / .

(III)	If the Borrower is involved in the following circumstance during the advancing and payment of the borrowing, it shall supplement conditions for the advancing and payment of the borrowing based on the requirements of the Lender. The Lender shall have the right to adopt more stringent conditions for the advancing and payment of the borrowing and shall have the right to terminate the advancing and payment of the borrowing and adopt the corresponding measures according to the provisions of Sub-clause II in Clause XIV hereof:

1.	Deterioration in credit conditions;

2.	Weak profitability of principal businesses;

3.	Abnormal conditions in the use of the borrowing; and

4.	Other circumstances deemed by the Lender.

Clause VIII Repayment of Principal and Interest of the Borrowing

I.	The principal of the borrowing hereunder shall be repaid in the manner set out in (ii) as follows:

(i)	The repayment of the principal of the borrowing in installments with the amount and date for the repayment of the principal as follows:

RMB       /       to be paid on       /      ; RMB       /       to be paid on       /      ;

RMB       /       to be paid on       /      ; RMB       /       to be paid on       /      ;

RMB       /       to be paid on       /      ; RMB       /       to be paid on       /      ;

RMB       /       to be paid on       /      ; RMB       /       to be paid on       /      ;

                           /                          .

If the Lender adjusts the plan on the use of the borrowing in installments, the repayment date and amount of the borrowing in installments provided in this clause shall remain unchanged and the Borrower shall repay the principal of the borrowing as scheduled.

(ii)	The principal of the borrowing shall be repaid in full in one slump on the maturity day of the borrowing.

(iii)	Other manners for the repayment of the principal of the borrowing: / .

II.	The Borrower shall repay the principal and interest of the borrowing hereunder as scheduled with sufficient amount to the Lender on the repayment day and the interest payment day as provided herein.

III.	If the repayment day is a non-business day of the Lender, the repayment shall be postponed to the next business day of the Lender and the non-business day of the Lender shall be calculated into the number of days for the actual occupation of the borrowing. When the Borrower repays the last installment of the principal of the borrowing, it shall pay off the interest with the principal not subject to the interest payment day as provided in Clause V hereof.

IV.	Where the Borrower fails to repay the borrowing under the Borrowing Contract as scheduled and requires the renewal of the repayment, it shall submit a written application for the renewal of the borrowing to the Lender 10 working days before the maturity day of the loan. Both parties shall enter into the Contract on the Renewal of the Borrowing as a supplementary contract to this Contract upon the review and approval of the Lender.

V.	Repayment in advance

The Borrower shall repay the principal and interest of the borrowing as scheduled under this Contract.

Where the Borrower requires the repayment of part or all of the principal and interest of the borrowing in advance, it shall notify the Lender 10 working days in written and obtain the written approval of the Lender. The Borrower shall negotiate with the Lender on the number of installments, the time and amount of repayment after the repayment of part of the principal and interest of the borrowing in advance with the written approval of the Lender. It shall calculate interest on the principal of the borrowing repaid in advance based on the actual term and the interest rate of the borrowing provided herein. The Lender shall make no adjustment to the interest of the borrowing calculated and collected before the repayment in advance.

Where the Borrower requires repayment in advance, the Lender shall have the right to require the Borrower to pay liquidated damages equivalent to       /      % of the amount of the repayment in advance. If the Borrower is a micro and small enterprise under national systems and policies, such liquidated damages shall not be collected.

VI.	If the Borrower fails to perform the obligations hereunder, it hereby irrecoverably authorizes the Lender to deduct the amount to be collected, including but not limited to the principal and interest of the borrowing (including the principal, the interest, the penalty interest and the compound interest), liquidated damages, damage awards and fees on the realization of the creditor’s right by the Lender, from any account of the Borrower opened with the Lender and all branches and subsidiaries of the Industrial Bank without going through juridical procedures. The Borrower agrees that the Lender shall have the right to determine the order of specific deductions. In case of inconsistencies between the currency of the amount in the account and the currency of the borrowing, the Lender shall have the right to deduct the amount converted at the central parity published by the Lender on the corresponding day. If wealth management products or structured deposit products are involved in any account under this clause, the Borrower hereby irrecoverably authorizes the Lender to directly initiate the application for the redemption of relevant products or adopt other necessary measures on its behalf to ensure that the Lender can successfully deduct the above amount. The Borrower shall provide all necessary assistance.

Clause IX Guarantees

I.	The guarantee contracts for this Contract shall include but not be limited to the following contracts:

(I)	The Guarantee Contract with Maximum Amount (contract name) of Xing Yin E Bao Zheng Zi 2206 No. Z002 with the guarantee method of guarantee and Hubei ECARX Technology Co., Ltd. as the Guarantor;

(II)	The / (contract name) of / with the guarantee method of / and / as the Guarantor;

(III)	The / (contract name) of / with the guarantee method of / and / as the Guarantor;

(IV)	The / (contract name) of / with the guarantee method of / and / as the Guarantor;

(V)	The / (contract name) of / with the guarantee method of / and / as the Guarantor;

(VI)	The / (contract name) of / with the guarantee method of / and / as the Guarantor;

II.	In addition to the abovementioned guarantee contracts signed and in case of fluctuations of the foreign exchange rate or any incidents which may affect the capability of the Borrower or the Guarantor to perform the contract as deemed by the Lender, the Lender shall have the right to require the Borrower to supplement security funds or provide new guarantees and sign relevant guarantee contracts. The Borrower shall cooperate based on the requirements of the Lender.

III.	The Lender shall have the right not to perform all obligations hereunder, including the advancing of the borrowing, before the completion of the signing of the guarantee contract and the handling of guarantee procedures under this Contract.

Clause X Rights and Obligations of Both Parties

I.	Rights and obligations of the Lender

(I)	Rights of the Lender:

1.	To require the Borrower to provide true information, including personal information, etc.;

2.	To require the Borrower to repay the principal and interest of the borrowing as scheduled;

3.	To require the Borrower to provide all materials related to the borrowing;

4.	To understand the production, operation and financial conditions of the Borrower;

5.	To supervise the use of the borrowing as provided herein by the Borrower;

6.	To supervise the use of the borrowing and raise requirements;

7.	Where the Borrower bears several debts of the same type to the Lender, and the payment made by the Borrower is insufficient or may be insufficient to pay off all debts, the Lender shall determine the specific order of repayment or deduction upon repayment;

8.	To deduct the amount to be collected, including but not limited to the principal and interest of the borrowing (including the principal, the interest, the penalty interest and the compound interest), liquidated damages, damage awards and fees on the realization of the creditor’s right by the Lender, from any account of the Borrower opened with the Lender and all branches and subsidiaries of the Industrial Bank without going through juridical procedures. The Borrower agrees that the Lender shall have the right to determine the order of specific deductions. In case of inconsistencies between the currency of the amount in the account and the currency of the borrowing, the Lender shall have the right to deduct the amount converted at the central parity published by the Lender on the corresponding day. If wealth management products or structured deposit products are involved in any account under this clause, the Borrower hereby irrecoverably authorizes the Lender to directly initiate the application for the redemption of relevant products or adopt other necessary measures on its behalf to ensure that the Lender can successfully deduct the above amount;

9.	The Lender shall have the right to transfer all or part of the creditor’s right and security interests hereunder to a third party at any time without obtaining the approval of the Borrower. Where the Lender transfers the borrowing and security interests hereunder, the Borrower shall still undertake all obligations hereunder;

10.	Where the Borrower fails to repay the principal and interest of the borrowing as provided herein, or fails to implement the repayment of the principal and interest, or violates any of the obligations provided hereunder, the Lender shall have the right to report and disclose the Borrower’s breaching of contract to the People’s Bank of China and the credit reporting institutions and systems established or approved by it, or to China Banking Association, banking supervision institutions or other administrative / judicial / supervisory authorities and the information management system established or approved by them or news media, and take legal measures such as settlement, litigation, arbitration or application to notary authorities for the issuance of an enforcement certificate. Meanwhile, the Lender may or jointly with other banking financial institutions to reduce or terminate credit granting, terminate the opening of new settlement accounts, terminate the granting of new credit cards to the Borrower’s legal representative/the Borrower, and other joint disciplinary measures on dishonesty for the protection of rights;

11.	To unilaterally decide to recover the borrowing in advance based on the recovery of funds by the Borrower;

12.	In case of exchange rate fluctuations or other circumstances where the creditor deems that they may affect the security of its creditor’s right, the debtor is obliged to supplement the pledge guarantee such as security deposit as required by the creditor, or implement other risk mitigation measures approved by the creditor; and

13.	To enjoy other rights provided by laws, regulations and rules or as provided herein.

(II)	Obligations of the Lender:

1.	To advance and pay the borrowing as provided herein;

2.	To keep the debts, financial, production and operation conditions of the Borrower confidential except under the following circumstances:

(1)	It is provided by laws and regulations;

(2)	It is required or requested by regulatory authorities; or

(3)	Disclosure to the Lender’s partners and other circumstances.

II.	Rights and obligations of the Borrower

(I)	The Borrower shall enjoy the following rights:

1.	To withdraw and use all the borrowing as provided herein;

2.	To require the Lender to keep the information provided confidential in accordance with this Contract.

(II)	Obligations of the Borrower

1.	To truthfully provide the documents and materials required by the Lender, including all opening banks, account numbers, balance of deposits and loans and relevant personal information, and cooperate with the Lender in its investigations, examinations and inspections;

2.	To accept the supervision or inspection by the Lender on its use of credit funds and related production, operation and financial activities, and take reasonable measures in response to the Lender’s suggestions or requirements in a timely manner;

3.	To use the borrowing as agreed herein without misappropriation and ensure that the borrowing shall not be used for investment in fixed assets; not to use the borrowing in equity investment; not to use in state-prohibited production/operation areas; not to use in speculation or investment in stocks, marketable securities, futures, wealth management products and other financial products; not to use for purchase of property or in real estate business/investment; not to use in borrowing and lending activities between enterprises or between enterprises and individuals; not to use in seeking illegal income; not to arbitrage credit funds through illegal means or squeeze or misappropriate the borrowing through other means; not engage in other illegal activities or other fields in violation of national laws and policies with the borrowing; and not to use the borrowing in areas where banking credit funds are banned by regulatory authorities.

4.	To accept the Lender’s monitoring on the Borrower’s account and the payment management of the borrowing in accordance with Clause VII hereof;

5.	To repay the principal and interest of the borrowing with sufficient amount in a timely manner as agreed herein;

6.	Without the written consent of the Lender, the Borrower shall not transfer all or part of the obligations hereunder to any third party;

7.	Not to reduce the registered capital through any means; and not to extend the term for the subscription of the registered capital without the written consent of the Lender;

8.	Prior to any major events such as merger, division, equity transfer, external investment or substantial increase in debt financing, the Borrower shall notify the Lender in written 30 working days in advance at least and obtain the written consent of the Lender. It shall actively implement guarantee measures to safeguard the repayment of the principal and interest of the borrowing hereunder with sufficient amount in a timely manner as required by the Lender. The above major events shall include but not be limited to:

(1)	Application for borrowings or liabilities from banks or other third parties, or providing loans to third parties, or providing guarantees to the debts of third parties, and other substantial increases in debts, which affects or may affect the repayment of the principal and interest of the borrowing;

(2)	Major changes in property rights and adjustment of operation methods (including but not limited to signing joint venture and cooperation contracts with foreign investors or investors from Hong Kong, Macau and Taiwan; revoking, closure, suspension of production and change of production lines; separation, consolidation, merger or being merged; reorganization, establishment or restructuring into a joint-stock company; external investment; purchase of shares or investment in joint stock companies or investment companies with fixed assets such as houses, machinery and equipment or intangible assets such as trademarks, patents, proprietary technologies and land use rights; and conducting transactions of property rights and operation rights through leasing, contracting, joint venture and trusteeship);

(3)	The changes of equity reach 10% (including but not limited to equity transfer, trusteeship, escrow, pledge, etc.).

9.	The Borrower shall notify the Lender in written within 7 working days after the occurrence or possible occurrence of the following circumstances, and shall actively implement guarantee measures to safeguard the repayment of the principal and interest of the borrowing hereunder with sufficient amount in a timely manner as required by the Lender:

(1)	The occurrence of major financial losses, asset losses or other financial crises;

(2)	The suspension of business, the revocation or cancellation of business license, application or being applied for bankruptcy, dissolution, etc.;

(3)	Its controlling shareholders and other affiliated companies are involved in significant operation or financial crisis, which affects their normal operation;

(4)	Changes of the legal representative, directors or senior management of the Borrower, which affects its normal operation;

(5)	The changes of equity reach 10% (including but not limited to equity transfer, trusteeship, escrow, pledge, etc.);

(6)	Significant related transactions between the Borrower and its controlling shareholders or other affiliated companies, which affects its normal operation;

(7)	Any litigation, arbitration or criminal or administrative punishment with significant adverse consequences on its operation or property conditions; and

(8)	The occurrence of other major events that may affect its solvency.

10.	At the request of the Lender (which has been served to the Borrower in advance in a reasonable manner, unless advance notice is not required due to an event of default or potential event of default or due to specific circumstances), the representatives of the Lender are permitted to carry out the following activities during normal office hours:

(1)	To visit the place where the Borrower conducts operating activities;

(2)	To inspect the premises, facilities, plants and equipment of the Borrower;

(3)	To inquire the book records and all other records of the Borrower; and

(4)	To inquire employees, agents, contractors and subcontractors of the Borrower who have or may have knowledge of the relevant information required by the Lender.

11.	The Borrower shall guarantee to maintain its financial conditions, such as current assets and net asset, asset-liability ratio and asset current ratio within the following range as required by the Lender during the term of the borrowing: / .

12.	The Borrower shall sign for acceptance of collection letters or collection documents delivered by the Lender to the Borrower through mails or other means and send the return receipt to the Lender.

Clause XI Statements and Undertakings of the Borrower

The Borrower voluntarily makes the following statements and undertakings and assumes legal responsibility for the truthfulness of their contents:

I.	The Borrower is a legal entity established and validly existed in accordance with the laws of the People’s Republic of China and has full capacity for civil conduct. The Borrower guarantees to provide relevant certificates, permits and certificates as well as other documents required by the Lender.

II.	The Borrower has sufficient capacity to perform all of its obligations and responsibilities hereunder and shall not be relieved or exempted from its settlement obligations due to any order, changes in financial conditions or any agreements entered into with any entities.

III.	The Borrower has full authorization and legal right to sign this Contract. The Borrower has obtained and completed all internal approvals and authorizations or other relevant procedures required for the execution and performance of this Contract and all necessary approvals, registration, authorizations, consents, permits or other relevant procedures from any governmental departments or other competent authorities for the execution and performance of this Contract, and all approvals, registration, consents, permits, authorizations and other relevant procedures required for the execution of this Contract shall remain fully legal and valid.

IV.	The execution of this Contract by the Borrower is in full compliance with the relevant articles of associations, internal decisions and resolutions of the general meeting and the board of directors of the Borrower. The Borrower undertakes that such internal decisions and resolutions of the general meeting and the board of directors are in full compliance with national laws and regulations and the articles of association of the Company, and there is no invalidity, exclusion or revocability. This Contract shall not conflict with or be inconsistent with any articles of associations, internal decisions and resolutions of the general meeting and the board of directors or policies of the Borrower.

V.	The execution and performance of this Contract is based on the expression of true intention of the Borrower. The financing with the borrowing shall comply with the requirements of laws and regulations, and the execution and performance of this Contract shall not violate any provisions of laws, regulations and rules or contracts with binding effects on the Borrower. This Contract is legal, valid and enforceable. Where this Contract is invalid due to the defect of the Borrower’s rights in the execution and performance of this Contract, the Borrower will immediately and unconditionally compensate the Lender for all losses.

VI.	All documents, financial statements and other materials provided by the Borrower to the Lender hereunder are truthful, complete, accurate and valid, and the Borrower shall continuously maintain all financial indicators required by the Lender.

VII.	The Borrower agrees that the borrowing business hereunder is subject to the rules and practices of the Lender. The Lender has the right to recover the borrowing in advance based on the Borrower’s recovery of funds.

VIII.	Where the Borrower bears several debts of the same type to the Lender, and the payment made by the Borrower is insufficient or may be insufficient to pay off all debts, the Lender shall determine the specific order of repayment or deduction.

IX.	If the Borrower fails to perform the obligations hereunder, it hereby authorizes the Lender to deduct the amount to be collected, including but not limited to the principal and interest of the borrowing (including the principal, the interest, the penalty interest and the compound interest), liquidated damages, damage awards and fees on the realization of the creditor’s right by the Lender, from any account of the Borrower opened with the Lender and all branches and subsidiaries of the Industrial Bank without going through juridical procedures. The Borrower agrees that the Lender shall have the right to determine the order of specific deductions. In case of inconsistencies between the currency of the amount in the account and the currency of the borrowing, the Lender shall have the right to deduct the amount converted at the central parity published by the Lender on the corresponding day. If wealth management products or structured deposit products are involved in any account under this clause, the Borrower hereby irrecoverably authorizes the Lender to directly initiate the application for the redemption of relevant products or adopt other necessary measures on its behalf to ensure that the Lender can successfully deduct the above amount. The Borrower shall provide all necessary assistance.

X.	Where the Borrower submits any documents on specific transactions to the Lender for review before or after the execution of this Contract, it shall guarantee the truthfulness of all documents. The Lender will determine the apparent truthfulness of the transaction documents only. The Lender neither participates in nor has knowledge of, nor assumes any responsibilities for, the substance of specific transactions conducted by the Borrower.

XI.	The Borrower confirms that, except those disclosed in written to the Lender, the Borrower has not concealed any of the following events occurred or about to occur which may prevent the Lender from agreeing to advance the borrowing hereunder:

(I)	Debts and contingent liabilities assumed by the Borrower, including but not limited to any mortgages, pledges, liens and other liabilities established on the assets or earnings of the Borrower that have not been disclosed to the Lender;

(II)	Major disciplinary violations, violations of laws or claims involving the Borrower or the principal management personnel of the Borrower;

(III)	The Borrower breaches the contracts on creditor’s rights and debts between the Borrower and any other creditors;

(IV)	No litigation, arbitration or administrative punishment against the Borrower or its property has occurred or is pending or may occur to the knowledge of the Borrower, and no liquidation or closure or other similar procedures against the Borrower have occurred, whether voluntarily or proposed by a third party; and

(V)	Other circumstances that may affect the financial conditions and solvency of the Borrower.

XII.	The Borrower undertakes to use the borrowing for the uses provided herein and not to use it for any other purpose or purpose contrary to the uses provided herein. It shall accept and cooperate with the Lender at any time in the payment management of the borrowing, post-loan management and relevant inspection; cooperate with the Lender in the supervision, inspection and inventory of the Borrower’s use of the borrowing and the Borrower’s production and operation, financial activities, material inventory, assets and liabilities, bank deposits, cash inventory, etc., or other requirements deemed necessary or appropriate by the Lender.

XIII.	The Borrower shall provide sufficient, effective or other appropriate and acceptable guarantee deemed by the Lender. Where the guarantee hereunder involves real estate mortgage, the Borrower shall fulfill the obligation of notifying the Lender in a timely manner when it knows that the mortgaged real estate will be demolished. Where the mortgaged real estate is demolished, the Lender shall have the right to ask the Borrower to pay off the debt in advance, or to set up a new mortgage and sign a new mortgage agreement in case of compensation with the transfer of property ownership. After the loss of the original mortgaged real estate but before the registration of the new mortgage, the Guarantor with the guarantee conditions shall provide guarantees. For the demolished real estate compensated with indemnities, the Borrower shall be responsible for requiring the mortgagor to continuously provide guarantee for the main creditor’s right by opening a special account for security deposit or a certificate of deposit with the compensation on demolition ..

XIV.	The Borrower shall not reduce the registered capital through any means. It shall not transfer all or part of the obligations hereunder to any third party without the prior written approval of the Lender. Prior to the full repayment of the debts hereunder, it shall not pay off any debts between the Borrower and other creditors (other than other branches of Industrial Bank) in advance without the written approval of the Lender.

XV.	The Lender shall be notified in a timely manner of any material adverse events affecting the solvency of the Borrower. The written approval of the Lender shall be obtained before any major events such as merger, division, equity transfer, external investment or substantial increase in debt financing.

XVI.	Where the Lender is forced to be involved in the disputes between the Borrower and any third party due to litigation or arbitration or other disputes with the Borrower or any third party related to the Borrower arising from the performance of its obligations hereunder, the Borrower shall bear the litigation or arbitration fees, the lawyers’ fees and other expenses paid by the Lender.

XVII.	The settlement business hereunder shall be handled by the Borrower through the settlement account opened with the Lender.

XVIII.	The Borrower undertakes that the information published in the National Enterprise Credit Information Publicity System is truthful, complete, legal and effective, and continuously approves the Lender to inquire about the information that the enterprise chooses to publicize or not to publicize in the system. Where the Lender requires capital verification, the Borrower agrees to conduct capital verification as required by the Lender and provide the capital verification report issued by the professional institution.

XIX.	The Borrower hereby represents and authorizes that the Lender shall have the right to conduct necessary investigation on the credit status of the Borrower in accordance with national laws, regulations and relevant policies, including inquiring the credit information of the Borrower from the basic database of financial credit information established by the state, and submitting the relevant credit information to the national basic database of financial credit information based on the requirements of the People’s Bank of China on credit investigation of construction enterprises and individuals. In addition, the Borrower hereby allows the relevant information to be legally queried within the scope of authorization.

XX.	The Borrower hereby represents and authorizes that the Lender shall have the right to submit the information related to this Contract and other relevant information to the above departments, institutions and the information management system established or recognized by them based on the requirements of the administrative/judicial/supervisory and other departments, banking regulatory authorities, banking associations on relevant information management. In addition, the Borrower hereby allows the relevant information to be legally queried.

XXI.	In the event of default of the Borrower hereunder, or in case of circumstances where may jeopardize the realization of the creditor’s right by the Lender, the Lender shall have the right to require the shareholders of the Borrower to accelerate the maturity of their obligations on the subscription of contributions, and the Borrower undertakes that its shareholders shall subscribe capitals in a timely manner as required by the Lender. The Lender shall have the right to require the Borrower and its shareholders not to distribute dividends.

XXII.	The Borrower undertakes that the transaction background of the borrowing business is truthful and legal, and it is not used for money laundering or other illegal purposes.

XXIII.	The Borrower hereby irrevocably undertakes that in the event of the breaching of any of its obligations hereunder, the Lender may submit and disclose the Borrower’s information on breach of contract and dishonesty to the People’s Bank of China and credit reporting institutions and systems established or approved by it, or to the banking association, banking regulatory authorities or other administrative/judicial/supervisory departments and information management systems established or approved by them or news media.

Meanwhile, the Borrower irrevocably authorizes relevant banking associations to share the Borrower’s dishonesty information among banking financial institutions and even publicize it to the society in an appropriate manner.

The Borrower understands that the Lender shall have the right to take measures in accordance with this Contract, and to jointly with other banking financial institutions to reduce or terminate credit granting, terminate the opening of new settlement accounts, terminate the granting of new credit cards to the Borrower’s legal representative/the Borrower, and other joint disciplinary measures on dishonesty for the protection of rights.

XXIV.	Other matters stated and undertaken by the Borrower: / .

Clause XII Advance Recovery of the Borrowing

I.	During the term of the borrowing, where the Borrower or the Guarantor (including but not limited to the Guarantor, the Mortgagor or the Pledgor, similarly hereinafter) is involved in any of the following circumstances, the Lender shall have the right to unilaterally terminate the payment of the Borrower’s unused borrowing and recover part or all of the principal and interest of the borrowing in advance. For the repayment of borrowings in installments and if the Lender recovers the borrowing in advance for an installment of the borrowings in accordance with the provisions hereof, other undue borrowings shall also be deemed as due in advance:

(I)	Providing false materials or concealing important business and financial facts, any one of the certificates and documents submitted to the Lender and any of the statements and undertakings in Clause XI hereunder is proved to be untruthful, inaccurate, incomplete or intentionally misleading;

(II)	Arbitrary changes of the original uses of the borrowing without the written approval of the Lender, misappropriation of the borrowing or engaging in illegal or illicit transactions with the borrowing;

(III)	Arbitraging funds or credit from the Lender by taking advantage of the false contract with a related party to discount or pledge the creditor’s right such as notes receivable and accounts receivable without actual trade background to the Lender;

(IV)	Refusing to accept the supervision and inspection by the Lender on the use of its credit funds and related business and financial activities;

(V)	In case of major events such as merger, division, acquisition, reorganization, equity transfer, external investment or substantial increase in debt financing, which may affect the security of the borrowing as deemed by the Lender;

(VI)	Intentionally evading or abolishing the creditor’s right of the Lender through related transactions;

(VII)	Its credit standing has been deteriorated and its solvency (including contingent liabilities) has been weakened significantly;

(VIII)	The Borrower or the Borrower’s affiliated enterprises and the Guarantor or the Guarantor’s affiliated enterprises are in involved in cross default as provided in Clause XV hereof;

(IX)	The Borrower fails to repay the principal and interest of the borrowing hereunder as scheduled;

(X)	The Borrower ceases to repay its debts, or is unable or indicates that it is unable to repay its due debts;

(XI)	The Borrower is closed down, shut down, declared bankrupt, dissolved, revoked of its business license, canceled or with its financial conditions deteriorated;

(XII)	The Borrower fails to perform the obligations provided in Clause X and Clause XIII hereof and other obligations provided hereunder, or the Guarantor fails to fulfill obligations provided under the guarantee contract;

(XIII)	The value of the collateral or pledge used for guarantee has been or may be significantly reduced, or the right pledged shall be redeemed before the borrowing becomes due;

(XIV)	The legal representative, major individual investors, directors, supervisors and senior management of the Borrower or the Guarantor have changed abnormally, disappeared or been investigated or restricted by judicial authorities according to laws, which has affected or may affect the performance of obligations hereunder;

(XV)	The Borrower/the Guarantor or the controlling shareholder, actual controller or related parties of the Borrower/the Guarantor are involved in major litigation, arbitration or other disputes, or their major assets are sealed up, frozen, deducted, enforced or under other measures with similar effect, which may endanger or damage the rights and interests of the Lender; and

(XVI)	Events otherwise provided herein, or based on the recovery of funds by the Borrower, or other events that endanger, damage or may endanger or damage the rights and interests of the Lender.

II.	In the event of the abovementioned advance recovery of the borrowing, the Lender shall unilaterally decide whether to grant the Borrower a certain grace period based on the production and operation, financial conditions and the recovery of funds by the Borrower. Where the Lender grants the Borrower a grace period and if the Borrower fails to take remedial measures within the grace period or the remedial measures adopted do not meet the requirements of the Lender, the Lender shall have the right to unilaterally decide to recover the borrowing in advance. The Lender may also decide to recover the borrowing in advance directly without giving the Borrower a grace period.

III.	When the borrowing is recovered in advance, the Lender shall have the right to take corresponding measures in accordance with Sub-clause II of Clause XIV hereof.

Clause XIII Obligations of the Borrower to Disclose Major Transactions and Events to the Lender

I.	The Borrower hall promptly report major transactions and events of the Borrower to the Lender in written.

II.	Where the Borrower is a customer of the Group, the Borrower shall, in accordance with relevant regulations, report related transactions with more than 10% of the Borrower’s net assets to the Lender in a timely manner, including but not limited to:

(I)	The relationship between the parties to the transactions;

(II)	The items and nature of the transactions;

(III)	The amount or corresponding proportion of the transactions; and

(IV)	Pricing policy (including transactions with no amount or only nominal amount).

III.	In the event of material changes in the underlying conditions of the contract which could not be forecasted upon the signing the contract and is not a business risk and a renegotiation is required, the Lender shall be promptly notified within three business days after such changes.

Clause XIV Liabilities for Breach of Contract

I.	Both the Borrower and the Lender shall perform their obligations hereunder after this Contract comes into effect. Where either party fails to perform or fully perform the obligations hereunder, it shall be liable for breach of contract.

II.	Where the Borrower fails to use the borrowing as provided herein, fails to pay the borrowing in the agreed manner, fails to comply with the statements and undertakings, distorts the information in the borrowing application documents, exceeds the agreed financial indicators, is involved in major cross-defaulting events or fails to perform any of the provisions hereof, the Lender shall have the right to take one or more of the following measures:

(I)	To require the rectification of the breach within a time limit;

(II)	To terminate the advancing of the outstanding borrowing hereunder and stop the payment of the outstanding borrowing hereunder;

(III)	To require the Borrower to supplement additional conditions for the advancing and payment of the borrowing that meet the requirements of the Lender or to cancel the Borrower’s use of the borrowing in the form of “independent payment”;

(IV)	To unilaterally decide that all or part of the debts are due in advance;

(V)	To unilaterally terminate or rescind this Contract, require the Borrower to pay off the principal and interest of the due or undue borrowing, and pay or compensate for the relevant losses;

(VI)	To require the Borrower to pay overdue penalty interest if the borrowing is overdue; and to pay the penalty interest for misappropriation if the Borrower misappropriates the borrowing and require the Borrower to pay compound interest on the unpaid interest (including the interest before and after the maturity of the borrowing, the penalty interest on misappropriation and the overdue penalty interest);

(VII)	To require the Borrower to add or replace the Guarantor, collateral, pledge/pledged right;

(VIII)	To implement or realize the rights under any guarantee to the borrowing;

(IX)	To directly deduct the amount to be collected, including but not limited to the principal and interest of the borrowing (including the principal, the interest, the penalty interest and the compound interest), liquidated damages, damage awards and fees on the realization of the creditor’s right by the Lender, from any account of the Borrower opened with the Lender and all branches and subsidiaries of the Industrial Bank without going through juridical procedures. The Borrower agrees that the Lender shall have the right to determine the order of specific deductions. In case of inconsistencies between the currency of the amount in the account and the currency of the borrowing, the Lender shall have the right to deduct the amount converted at the central parity published by the Lender on the corresponding day. If wealth management products or structured deposit products are involved in any account under this clause, the Borrower hereby irrecoverably authorizes the Lender to directly initiate the application for the redemption of relevant products or adopt other necessary measures on its behalf to ensure that the Lender can successfully deduct the above amount.

(X)	To file a lawsuit, arbitration or apply to notary authorities for issuing an enforcement certificate, and require the Borrower to pay off the principal and interest of the borrowing and bear the fees on the realization of the creditor’s right by the creditor;

(XI)	The Lender shall have the right to detain or retain any movable or immovable property, tangible or intangible property of the Borrower under the control and possession of the Lender or take other measures as the Lender deems appropriate;

(XII)	The Lender shall have the right to report and disclose the Borrower’s breaching of contract to the People’s Bank of China and the credit reporting institutions and systems established or approved by it, or to China Banking Association, banking supervision institutions or other administrative / judicial / supervisory authorities and the information management system established or approved by them or news media. Meanwhile, the Lender may or jointly with other banking financial institutions to reduce or terminate credit granting, terminate the opening of new settlement accounts, terminate the granting of new credit cards to the Borrower’s legal representative/the Borrower, and other joint disciplinary measures on dishonesty for the protection of rights;

(XIII)	Other measures provided by laws and regulations or provided herein or deemed appropriate by the Lender.

III.	Where the Lender fails to provide the borrowing based on the agreed date and amount and causes losses to the Borrower after meeting the conditions precedent for withdrawal and the conditions for payment of the borrowing hereunder, it shall compensate the Borrower for the direct economic losses caused thereby. However, the Lender shall not liable to the Borrower for any foreseeable or unforeseeable indirect losses arising therefrom.

IV.	During the performance of this Contract, the Lender shall not assume any responsibilities for any error or delay in the payment entrusted by the Lender due to the untruthfulness, inaccuracy, incompleteness or other defects in the materials provided by the Borrower or for any other losses arising from the Borrower’s violation of this Contract in handling independent payment.

V.	The Lender shall not assume any responsibilities for any disputes on the advancing and payment of the borrowing or other losses due to that the account for the advancing of the borrowing provided hereunder or the account of the payment target is frozen or for other reasons.

VI.	Where the Guarantor (namely, the Guarantor, the Mortgagor and the Pledgor) under this Contract is involved in any of the following circumstances, the Lender shall have the right to take measures based on the provisions of Sub-clause II of this Clause:

(I)	The Guarantor fails to perform the provisions of the guarantee contract, or the credit status deteriorates, or other events weaken the guarantee capability;

(II)	The Mortgagor fails to perform the provisions of the mortgage contract, or intentionally damages the collateral, or the value of the collateral may decrease or has significantly decreased, or other events damage the Lender’s mortgage right;

(III)	The Pledgor fails to perform the provisions of the pledge contract, or the value of the pledged property has been or may be significantly reduced, or the pledge rights must be realized before the repayment of the borrowing, or other events impair the Lender’s pledge right.

Clause XV Cross Default

Where the Borrower or the Borrower’s affiliated enterprises and the Guarantor or the Guarantor’s affiliated enterprises are involved in one of the following circumstances, it shall be deemed that the Borrower violates this Contract at the same time. The Lender shall have the right to recover the borrowing in accordance with Clause XII hereof and require the Borrower to assume responsibilities on the violation of the contract in accordance with Clause XIV hereof:

(I)	Any borrowings, financing or debts are or may be involved in the violation of the contract or are declared to be due in advance;

(II)	Any guarantee or similar obligations are not performed or there are possibilities on non-performance;

(III)	Failure to perform or violating relevant guarantees on debts and other legal documents or contracts with similar obligations, or there are possibilities on non-performance or violation;

(IV)	It is involved in or will be involved in inability to pay off due debts or due borrowing/financing;

(V)	It is declared or will be declared bankruptcy through legal procedures;

(VI)	It transfers its assets or properties to other creditors; or

(VII)	Other circumstances endangering the safety of the principal and interest of the borrowing hereunder.

Clause XVI Continuity of Obligations

All obligations of the Borrower hereunder shall be continuous and have complete and equal binding effects on its successors, agents, receivers, transferees and the entities after its merger, restructuring and change of name.

Clause XVII Clause on Accelerated Expiry of Principal and Interest

The Borrower agrees that if the Borrower fails to perform the statements and undertakings in Clause XI hereof or the Borrower fails to perform any one of the obligations hereunder, the Lender shall have the right to decide that any obligation of the Borrower towards the Lender, including the repayment obligation on all of the due and undue principal and interest (including penalty interest and compound interest) of the borrowing hereunder, shall be due immediately.

Clause XVIII Subrogation Right

The Borrower hereby states that no matter whether the creditor’s right of the Lender has expired, the limitation of action for the creditor’s right or the secondary right on such creditor’s right of the Borrower will expire soon or it fails to declare the creditor’s right upon bankruptcy in time or the Borrower breaches the contract or cannot repay the due advance of the Lender (including but not limited to the principal, the interest and fees) or it is involved in other circumstances affecting the realization of the creditor’s right of the Lender, the Lender shall have the right to exercise the subrogation right on any creditor’s right, account receivable and other interests in property and secondary rights related to the abovementioned rights of the Borrower against third parties, including but not limited to requesting the counterparty of the Borrower in subrogation to perform, report to the bankruptcy manager or conduct other necessary activities for the Borrower. The Borrower shall waive all defenses.

Clause XIX Applicable and Governing Laws and Settlement of Disputes

I.	The conclusion, effectiveness, performance, rescission and interpretation of this Contract and the settlement of disputes shall apply to the laws of the People’s Republic of China (for the purpose of this Contract, excluding the laws of the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan).

II.	For any disputes arising under this Contract, the Borrower and the Lender shall solve through friendly negotiations. Where negotiations fail, both parties agree to solve in the manner set out in (i) as follows:

(i)	Filing a lawsuit to the people’s court of the place where the Lender is domiciled.

(ii)	Applying for arbitration at the / Arbitration Commission and solving disputes by applying effective arbitration rules of the arbitration commission at the time of arbitration. As the arbitration rules permit, both parties unanimously agree to adopt simplified procedures in trial. Such arbitration award shall be final and shall have binding effects on both parties. The arbitral tribunal shall be held at / .

(iii)	Other means: / .

III.	During the period of disputes, clauses of this Contract not involved in disputes shall continue to be performed.

Clause XX Documents, Correspondence and Notice

I.	The Borrower agrees and confirms that the following address shall be the address for the delivery of notices hereunder and legal documents on lawsuits (arbitrations) and notarizations on disputes (including but not limited to various notices and documents of all parties to the contract; pleadings (or arbitration applications) and evidence, summons, notices of appearance, notices of proof, notices of trial, payment orders, judgments (awards), verdicts, mediations, notices of enforcement, notices of performance within a limited period and other legal documents on the trial of lawsuits or arbitrations, the realization of security interests and the enforcement stage; and various notices and legal documents delivered by notary authorities) and further agrees that the Lender, notary authorities, courts and other judiciary authorities and deliverers of other notices and legal documents have the right to select delivery in paper or electronic means. Among them, the delivery through electronic means shall include but not be limited to emails, China Judicial Process Information Online, National Unified Delivery Platform, local or special online service platforms of courts and the electronic online platform and electronic APP of deliverers;

(I)	Address of the Borrower:

1.	Name of the Borrower: ECARX (Hubei) Tech Co., Ltd.;

Address of the Borrower: Bldg C4, Huazhong Zhongjiaocheng (China Communications City), No. 107 Taizihu North Road, Hanyang District, Wuhan City, Hubei Province;

Postal code: 430000;                  Telephone: [****];

Contact: [****].

2.	Name of designated agent recipient (if any): / ;

Address of agent recipient:              /                                                ;

Postal code:          /          ;                  Telephone:          /        .

(II)	The Borrower agrees and confirms that either of the following electronic correspondence addresses shall be an effective delivery address:

1.	Receiving through fax, No.: / ;

2.	Email, address: / ;

3.	Text message, No. for receiving: [****] ;

4.	WeChat, No.: / ;

5.	QQ, No.: / ;

6.	Other electronic correspondence address: / .

II.	The delivery address provided in sub-clause I hereof shall apply to all stages, including the non-prosecution stage and the arbitration of disputes, the first instance, the second instance, the retrial and the enforcement after the lawsuit procedures, the procedures for the realization of security interests, the urging procedures and the notarization of enforcement. If there are changes in the abovementioned delivery address, the Borrower shall notify the Lender in written in advance (it shall also notify the arbitral tribunal or the court in written during the lawsuit or arbitration and notify the original notary authorities in written if it has completed notarization on enforcement) to reconfirm the delivery address and obtain the return receipt. If it fails to notify in advance, it shall be deemed that there are no changes and the Borrower shall assume the corresponding legal consequences on its own. The delivery address provided in sub-clause I hereof shall still be deemed as the effective delivery address.

III.	Any documents, correspondence, notices and legal documents shall be deemed as delivered on the following date (the delivery to the designated agent receipt shall be deemed as delivered to the receipt) if they are delivered to any address provided in sub-clause I hereof:

(I)	For mails (including express mail service, regular mails and registered mails), the fifth working day after mailing shall be deemed as the delivery day;

(II)	For fax, emails, text messages, WeChat, QQ or other electronic correspondence address, the date of sending shall be deemed as the delivery day; and

(III)	For personal delivery, the date of signing for acceptance by the receipt shall be deemed as the delivery day. If the receipt refuses to accept, the deliverer may record the delivery process by taking photos or videos and leave the documents and it shall also be deemed as being delivered.

IV.	If it cannot be actually delivered due to the inaccurate or false delivery address provided or confirmed by the Borrower or its failure to notify the counterparty and arbitral authorities, the people’s court and notary authorities in time after changes in the delivery address, the Borrower shall assume the corresponding legal consequences on its own and it shall be deemed that they have been effectively delivered:

(I)	For delivery through mails, the date on which the documents are returned shall be deemed as the delivery day;

(II)	For personal delivery, the date on which the deliverer records relevant conditions on the delivery receipt shall be the delivery day; and

(III)	For delivery through electronic means, the date of sending shall be the delivery day.

V.	The Lender shall deem the domicile set out in the contract as the delivery address. Where the Lender send notices through publishing announcements on its website, online banking, telephone banking or at its business outlets, the date on which the announcements are published shall be deemed as the delivery day. The Lender shall not assume any responsibilities for any transmission failures, errors or postponements in mails, fax, telephone or any other correspondence systems under any circumstances.

VI.	All parties agree that the official seal, office seal, special seal for finance, special seal for contract, receipt and dispatch seal of all parties and the special seal for credit business of the Lender shall be effective seals for notices or contact of all parties, the delivery of legal documents and letters among them. All employees of the Borrower shall be the authorized receipt of documents, correspondence and notices.

VII.	The provisions of this clause shall survive other clauses in this Contract and shall not be affected by the effectiveness of this Contract and other clauses.

Clause XXI Effectiveness of the Contract and Other Matters

I.	This Contract shall come into effect from the date on which both parties hereto signed or sealed or fingerprinted on it.

II.	Any tolerance, grace or postponement in exercising the interests or rights under this Contract granted to the Borrower and the Guarantor by the Lender during the effective period of this Contract shall not damage, affect or restrict all interests and rights enjoyed by the Lender in accordance with relevant laws and this Contract. They shall not be deemed as the waiver of rights and interests hereunder by the Lender and shall not affect any obligations of the Borrower hereunder.

III.	The Lender shall have the right to unilaterally terminate the contract and declare the maturity of all loans issued in advance as the Lender’s performance of the obligation on advancing the borrowing according to the provisions hereof does not meet laws, regulations or regulatory requirements due to changes in national laws and regulations or regulatory policies. The Borrower shall make repayment immediately based on the requirements of the Lender. The Lender shall not assume any legal responsibilities for failure to perform or failure to perform based on the provisions of the contract due to such reasons.

IV.	Where the Lender fails to advance the borrowing or handle the payment due to force majeure, communication or network failure, failure in the Lender’s systems and other reasons, the Lender shall not assume any responsibilities but shall notify the Borrower in a timely manner.

V.	The Lender shall have the right to authorize or entrust other branches of the Industrial Bank to perform the rights and obligations under this Contract (including but not limited to authorizing or entrusting other branches of the Industrial Bank to enter into relevant contracts) or transfer the loans hereunder to other branches of the Industrial Bank for management based on its operation and management demands. The Borrower shall recognize it. No approval from the Borrower is required for the abovementioned activities of the Lender.

VI.	The Borrower agrees that the Lender shall have the right to unilaterally reduce or cancel the unused amount of the borrowing hereunder based on the production and operation conditions, repayment conditions of the Borrower and the credit of other financial institutions. Where the Lender decides to reduce and cancel, it shall notify the Borrower five working days in advance, but no approval from the Borrower is required otherwise.

VII.	If any terms of this Contract become illegal, invalid or unenforceable in any aspect at any time, the legality, validity or enforceability of other terms of this Contract shall be not affected or damaged.

VIII.	The Lender has reminded the Borrower to pay special attention to the contents of “Important Notes”. The Borrower has carefully read and comprehensively, fully and accurately understood all terms on the rights and obligations of both parties hereto and the “Important Notes”. The Lender has made sufficient interpretations and explanations to relevant terms and the rules on the handling of personal information based on the request of the applicant. Both parties have consistent understanding on all terms hereof and have no objections to the contents hereof.

IX.	The subheads herein are for convenience in reading only and shall not be used in the interpretation of this Contract or for any other purposes.

X.	The attachments hereto shall be integral parts to this Contract and shall have equal legal effects with the text of this Contract.

XI.	This Contract shall be in quadruplicate. The Lender shall hold three copies and the Borrower shall hold one copy. / shall hold / copy. Each copy shall have equal legal effects.

Clause XXII Notarization and Voluntary Acceptance of Enforcement

I.	If either party hereto raises the requirements for notarization, the other party shall agree to conduct notarization at state-specified notary authorities based on the requirements of the counterparty.

II.	The contract completing notarization on enforcement shall have the enforcement effectiveness. When the Borrower fails to perform or inappropriately performs the debts or is involved in circumstances where the Lender realizes the creditor’s right under laws and regulations and this Contract, the Borrower agrees that the Lender may apply to the notary authorities to issue the enforcement certificate with the enforcement effectiveness. The Borrower is voluntarily to accept the enforcement measures directly applied by the Lender with the enforcement certificate to the competent people’s court and knows the corresponding legal consequences. The Borrower shall undertake that it will raise no objections or defenses.

III.	All parties agree that: prior to the issuance of the enforcement certificate, the notary authorities shall have the right to verify the failure to perform or inappropriate performance of debts and other facts in the violation of the contract by the Borrower through any one or more manners, such as mails, telephone, fax, emails, text messages, WeChat, QQ, personal delivery and interview, based on the clause of “Documents, Correspondence and Notice” provided in this Contract. For verifications through telephone or interview, it shall be deemed as delivered after the end of the interview or the telephone call. For verifications through mails, fax, emails, text messages, WeChat, QQ and personal delivery, the delivery date shall be subject to the clause of “Documents, Correspondence and Notice” in this Contract.

IV.	If the Borrower has objections to the facts in the violation of the contract verified in the above item, it shall provide written proof to the notary authorities and offer sufficient evidence within five working days from the delivery date. If it fails to provide proof as scheduled or the notary authorities believe that the evidence is insufficient to support its claims, it shall be deemed that the Borrower confirms the failure to perform or inappropriate performance of debts and other facts in the violation of the contract and agrees that the notary authorities issue the enforcement certificate based on the application of the Lender. Where the notary authorities have other provisions on the manner of verification and the period for providing proof, the provisions of the notary authorities shall prevail.

Clause XXIII Supplementary Clauses

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Lender (seal):	Person in charge or authorized person (signatory):

Lender (seal): /s/ Wuhan Branch of Industrial Bank Co., Ltd. Person in charge or authorized person (signatory): /s/ Liu Bingwen June 28, 2022
Borrower (official seal): /s/ ECARX (Hubei) Tech Co., Ltd. Person in charge or authorized person (signatory/fingerprint): /s/ Shen Ziyu June 28, 2022

Agreement No.: ECARX-TRZ-20220630-0134

Supplementary Agreement to the Loan Contract

No.: Xing Yin E Liu Dai Zi 2206 No. Z005-Supplementary No. 001

Lender: Wuhan Branch of Industrial Bank Co., Ltd.

Domicile: Industrial Bank Building, No. 108 Zhongbei Road, Wuchang District, Wuhan City

Legal representative/Person in charge: Liu Bingwen

Contact: [****]                  Position: Customer Manager

Postal address: Industrial Bank Building, No. 108 Zhongbei Road, Wuchang District, Wuhan City

Postal code: 430000            Telex: /

Telephone: [****]      Fax: /

Borrower: ECARX (Hubei) Tech Co., Ltd.

Domicile: Bldg C4, Huazhong Zhongjiaocheng (China Communications City), No. 107 Taizihu North Road, Hanyang District, Wuhan City, Hubei Province

Legal representative/Person in charge: Shen Ziyu

Contact: [****]            Position: Head of Investment and Financing Department

Postal address: Bldg C4, Huazhong Zhongjiaocheng (China Communications City), No. 107 Taizihu North Road, Hanyang District, Wuhan City, Hubei Province

Postal code: 430000            Telex: /

Telephone: [****]      Fax: /

Guarantor: ECARX (Hubei) Technology Co., Ltd.

Domicile: Block B, Building 7, Qidixiexin High-tech Park, Innovation Valley, Southern Taizi Lake, Wuhan Economic and Technological Development Zone

Legal representative/Person in charge: Shen Ziyu

Contact: [****]            Position: Head of Investment and Financing Department

Postal address: Block B, Building 7, Qidixiexin High-tech Park, Innovation Valley, Southern Taizi Lake, Wuhan Economic and Technological Development Zone

Postal code: 430000            Telex: /

Telephone: [****]      Fax: /

Whereas,

On June 29, 2022, Wuhan Branch of Industrial Bank Co., Ltd., the Lender, and ECARX (Hubei) Tech Co., Ltd., the Borrower, entered into the Working Capital Loan Contract of Xing Yin E Liu Dai Zi 2206 No. Z005 (hereinafter referred to as the Loan Contract) with the borrowing amounting to RMB four hundred and eighty million only and a period from [June 29, 2022] to [June 28, 2023]:

Through the friendly negotiations between the Lender and the Borrower, they made amendments to certain terms of the Loan Contract and entered into the Supplementary Agreement to Loan Contract of Xing Yin E Liu Dai Zi 2206 No. Z005-Supplementary No. 001 to jointly abide by it:

Clause I Revision to the interest rate of the borrowing:

1.1 Provisions on the interest rate of the borrowing in the original Loan Contract:

“(II) The pricing formula of the interest rate of the borrowing: Interest rate of the borrowing = Pricing benchmark interest rate + 0.3% or - /%.”

1.2 Through the negotiations between the Lender and the Borrower, the above provisions on the interest rate of the borrowing are modified as follows:

“(II) The pricing formula of the interest rate of the borrowing: Interest rate of the borrowing = Pricing benchmark interest rate + 0.68% or - /%.”

Clause II Additional provisions on the effectiveness of the Supplementary Agreement are as follows:

The interest rate of the borrowing shall be subject to the provisions of Clause I herein from [June 29, 2022] (inclusive).

Clause III Other terms of the original Working Capital Loan Contract shall remain unchanged except the abovementioned amendments to the provisions of Clauses I and II herein.

Clause IV The Guarantor agrees with the abovementioned changes and agrees to continue to provide joint and several liability guarantees to the debts of the Borrower under the Loan Contract.

Clause V This Agreement shall be in [quadruplicate]. The Lender shall hold [three] copies and the Borrower shall hold [one] copy. Each copy shall have equal legal effects.

Clause VI This Agreement shall come into effect after being signed by the legal representatives or the authorized agents of the Lender and the Borrower and being sealed the official seal or the special seal for contract. For matters not provided in this Supplementary Agreement, the original Working Capital Loan Contract shall prevail and matters not covered shall be solved by the Lender and the Borrower through negotiations. This Supplementary Agreement shall be a supplementary agreement to the original Loan Contract. In case of inconsistencies in relevant contents with the abovementioned agreement, this Supplementary Agreement shall prevail. Unless otherwise provided, all terms and abbreviations in this Supplementary Agreement shall have the same meaning as used in the original Working Capital Loan Contract.

Lender	Seal: Wuhan Branch of Industrial Bank Co., Ltd. /s/ Wuhan Branch of Industrial Bank Co., Ltd. Person in charge or authorized person (signatory): /s/ Liu Bingwen
Borrower	Official seal: /s/ ECARX (Hubei) Tech Co., Ltd. Person in charge or authorized person (signatory): /s/ Shen Ziyu June 29, 2022
Guarantor	Official seal: /s/ Hubei ECARX Technology Co., Ltd. Person in charge or authorized person (signatory): /s/ Shen Ziyu June 29, 2022